UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2019

Predictive Oncology Inc.

(f/k/a Precision Therapeutics Inc.)

(Exact name of Registrant as Specified in its Charter)

Delaware	001-36790	83-4360734
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900 Eagan, Minnesota	55121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 389-4800

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AIPT (Changing to POAI, effective on or about June 14, 2019)	Nasdaq Capital Market

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

On June 10, 2019, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Certificate of Incorporation to change our corporate name from Precision Therapeutics Inc. to Predictive Oncology Inc., effective June 10, 2019. A copy of the Certificate of Amendment to Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference.

In connection with our name change, our board of directors amended our bylaws to reflect the corporate name Predictive Oncology Inc., also effective on June 10, 2019. No other changes were made to our bylaws. A copy of the Second Amended and Restated Bylaws reflecting this amendment and a previous amendment effective March 22, 2019 is attached as Exhibit 3.2 hereto and incorporated by reference.

As a result of this change, our common stock will trade on the NASDAQ Stock Market under the new ticker symbol “POAI,” effective on or about June 14, 2019. Outstanding stock certificates for shares of the Company are not affected by the name change; they continue to be valid and need not be exchanged. A copy of the press release issued by us is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)       Not applicable.

(b)       Not applicable.

(c)       Not applicable.

(d)       Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation

3.2	Second Amended and Restated Bylaws

99.1	Press Release dated June 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREDICTIVE ONCOLOGY INC.

By:	/s/ Bob Myers
Name: Bob Myers Title: Chief Financial Officer

Date: June 13, 2019